Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding the Destiny I and Destiny II series of Fidelity Destiny Portfolios (the "Fund"), filed as part of this Post-Effective Amendment No. 73 to the Fund's Registration Statement on Form N-1A (File Nos. 002-34099 and 811-01796) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 72 to the Registration Statement.

/s/ Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

November 26, 2004